As filed with the U.S. Securities and Exchange Commission on October 20, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCRETION ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	86-2332228
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

410 17th Street, #1110

Denver, Colorado 80202
(720) 328-5070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad Morse, Chief Executive Officer
410 17th Street, #1110

Denver, Colorado 80202
(720) 328-5070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Elofson, Esq. Sam Niebrugge, Esq. Sam Seiberling, Esq. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-258925

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of common stock, $.001 par value, one Right, and one-half of one Warrant(2)	3,450,000 Units	$10.00	$34,500,000	$3,198.15
Shares of common stock included as part of the Units(3)	3,450,000 Shares	—	—	—	(4)
Shares of common stock underlying Rights included as part of the Units	345,000 Shares	—	—	—	(4)
Rights included as part of Units(3)	3,450,000 Rights	—	—	—	(4)
Shares of common stock underlying Redeemable Warrants included as part of the Units	1,725,000 Shares	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	1,725,000 Warrants	—	—	—	(4)
Total			$34,500,000	$3,198.15

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 450,000 Units, consisting of 450,000 shares of common stock, 450,000 Rights to receive one-tenth of one share of common stock, and 225,000 Redeemable Warrants underlying such Units, which may be issued on exercise of a 45-day option granted to the underwriters.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 3,450,000 additional units of Accretion Acquisition Corp., a Delaware corporation (the “Registrant”), each unit consisting of one share of common stock, one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, and one-half of one warrant, each whole warrant to purchase one share of common stock, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 450,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-258925) (the “Prior Registration Statement”), initially filed by the Registrant on August 19, 2021, amended on September 29, 2021, and declared effective by the Securities and Exchange Commission (the “Commission”) on October 20, 2021. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Number	Description

5.1	Davis Graham & Stubbs LLP

23.1	Consent of Marcum LLP

23.2	Consent of Graham & Stubbs LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 20th day of October, 2021.

ACCRETION ACQUISITION CORP.

By:	/s/ Brad Morse
Name:	Brad Morse
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brad Morse and Conor Hess his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Brad Morse	Chief Executive Officer and Director	October 20, 2021
Brad Morse	(Principal Executive Officer)

/s/ M. Grant Farn	Chief Financial Officer	October 20, 2021
M. Grant Farn	(Principal Executive Officer)

/s/ Conor Hess	Vice President	October 20, 2021
Conor Hess	(Principal Accounting Officer)

/s/ Daniel Silverman	Chief Operating Officer and Director	October 20, 2021
Daniel Silverman

/s/ Charles Gwirtsman	Director	October 20, 2021
Charles Gwirtsman

/s/ Cary Steinbeck	Director	October 20, 2021
Cary Steinbeck

/s/ Ron Maor	Director	October 20, 2021
Ron Maor

/s/ Daniel Posner	Director	October 20, 2021
Daniel Posner

/s/ Chris Wright	Director	October 20, 2021
Chris Wright